Drinker Biddle & Reath LLP
                                One Logan Square
                             18th and Cherry Streets
                             Philadelphia, PA 19103
                             (215) 988-2700 (Phone)
                           (215) 988-2757 (Facsimile)
                              www.drinkerbiddle.com


                                  July 25, 2005


Allegiant Funds
760 Moore Road
King of Prussia, PA 19406


Ladies and Gentlemen:

         We have acted as counsel to Allegiant Funds (formerly Armada Funds), a Massachusetts business trust (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment Nos. 73 and 74 (the "Amendments") to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, registering an indefinite number of shares of each of the classes of shares listed on
Schedule 1 to this opinion (collectively, the "Shares").

         The Trust is authorized to issue an unlimited number of shares of beneficial interest, without par value. The Board of Trustees of the Trust has the power to designate one or more series ("Series") of shares and to classify or reclassify any unissued shares with respect to such Series. The Board of Trustees of the Trust also has the power to designate separate classes of shares within the same Series. The Board of Trustees has previously authorized the issuance of the Shares to the public.

         We have reviewed the Trust's Declaration of Trust, Code of Regulations, resolutions of its Board of Trustees and such other legal and factual matters as we have deemed appropriate. We have also relied upon an opinion of Kirkpatrick & Lockhart Nicholson Graham LLP, local Massachusetts counsel to the Trust, as to matters to which the laws of the Commonwealth of Massachusetts are applicable. We assume that the Shares have been or will be issued against payment therefor as described in the Trust's applicable Prospectuses.

         This opinion is based exclusively on Massachusetts law and the federal law of the United States of America.

Allegiant Funds
July 25, 2005
Page 2

         Based upon the foregoing, it is our opinion that the Shares when issued will be validly issued, fully paid and non-assessable by the Trust.

         We note that under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for the obligations of such trust. However, the Declaration of Trust disclaims shareholder liability for claims against the Trust. The Declaration of Trust further provides that every note, bond, contract, instrument, certificate or other undertaking made or issued by the Trust's trustees or officers shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as trustees or officers and that the obligations of such instrument are not binding upon the Trust's shareholders individually but are binding only upon the assets and property of the Trust or a particular Series thereof. The Declaration of Trust provides for indemnification, out of the assets of the Series of which a shareholder owns or owned Shares, for any and all loss or expense for which the shareholder shall be charged or held personally liable solely by reason of the shareholder's being or having been such a shareholder. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the relevant Series itself would be unable to meet its obligations.

         We hereby consent to the filing of this opinion as an exhibit to the Amendment to the Trust's Registration Statement.

                                         Very truly yours,

                                         /s/ Drinker Biddle & Reath LLP

                                         DRINKER BIDDLE & REATH LLP

                                   SCHEDULE 1

           CLASS OF SHARES                                          FUND
Class FFF                                Multi-Factor Small Cap Value Fund - Class I Shares
Class FFF - Special Series 1             Multi-Factor Small Cap Value Fund - Class A Shares
Class FFF - Special Series 3             Multi-Factor Small Cap Value Fund - Class C Shares
Class FFF - Special Series 5             Multi-Factor Small Cap Value Fund - Class R Shares
Class GGG                                Multi-Factor Small Cap Core Fund - Class I Shares
Class GGG - Special Series 1             Multi-Factor Small Cap Core Fund - Class A Shares
Class GGG - Special Series 3             Multi-Factor Small Cap Core Fund - Class C Shares
Class GGG - Special Series 5             Multi-Factor Small Cap Core Fund - Class R Shares
Class HHH                                Multi-Factor Small Cap Growth Fund - Class I Shares
Class HHH - Special Series 1             Multi-Factor Small Cap Growth Fund - Class A Shares
Class HHH - Special Series 3             Multi-Factor Small Cap Growth Fund - Class C Shares
Class HHH - Special Series 5             Multi-Factor Small Cap Growth Fund - Class R Shares